Exhibit 10.2

HYATT HOTELS CORPORATION

SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope. The purpose of the Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to assist employees of Hyatt Hotels Corporation and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

1.2 Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan consistent with the qualification of the Plan under Section 423 of the Code, and the Committee also is authorized to change the Offering Periods and Exercise Dates under the Plan by providing notice to all Eligible Employees as soon as practicable prior to the date on which such changes will take effect. The Committee may delegate administrative tasks under the Plan to one or more Employees of the Company. The Committee’s interpretation and decisions with respect to the Plan shall be final and conclusive.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 1.2.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board.

2.5 “Common Stock” shall mean the Class A common stock of the Company, par value $0.01 per share.

2.6 “Company” shall mean Hyatt Hotels Corporation, a Delaware corporation.

2.7 “Compensation” shall mean the base wages, overtime, incentive compensation, commissions, service charges, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, bereavement leave pay, military pay, prior week adjustments and weekly bonus paid to an Employee by the Company or a Designated Subsidiary in accordance with established payroll procedures.

2.8 “Designated Subsidiary” shall mean the Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in one or more Offering Periods under the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date. As of the Effective Date, Exhibit A of the Plan, attached hereto, provides a non-exclusive list of Subsidiaries considered to be Designated Subsidiaries that are eligible to participate in the Plan if, when and on such terms as may be determined by the Committee. The designation of a Subsidiary as a Designated Subsidiary shall not entitle any Eligible Employee of any such Subsidiary to participate in the Plan with respect to any Offering Period unless the Committee selects such Subsidiary as an Eligible Designated Subsidiary with respect to the applicable Offering Period in accordance with Section 3.1(a).

2.9 “Effective Date” shall mean the date the Plan (i.e., the Second Amended and Restated Employee Stock Purchase Plan) is approved by stockholders of the Company in accordance with the Company’s bylaws, articles of incorporation and applicable state law within twelve (12) months of the date the Plan is adopted by the Board.

2.10 “Eligible Designated Subsidiary” means, with respect to any Offering Period, a Designated Subsidiary that has been selected by the Committee to participate in such Offering Period.

2.11 “Eligible Employee” shall mean an Employee who (a) has been employed at least one year and (b) after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of clause (b), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing the Administrator may exclude from participation in the Plan as an Eligible Employee any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code.

2.12 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13 “Enrollment Date” shall mean the first Trading Day of each Offering Period.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Exercise Date” except as provided in Section 5.2, shall mean the last Trading Day of each calendar quarter.

2.16 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the Exercise Date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the Exercise Date as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.17 “Offering Period” shall mean the period commencing on the first day of each calendar quarter and terminating on the last Trading Day of such calendar quarter.

2.18 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.19 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 below.

2.20 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21 “Participant” shall mean any Eligible Employee who (i) is employed at the Company or who is employed at a Designated Subsidiary that is selected by the Committee as an Eligible Designated Subsidiary, eligible to participate in the Plan with respect to the applicable Offering Period and (ii) who elects to participate in the Plan.

2.22 “Plan” shall mean this Hyatt Hotels Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

2.23 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.24 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (i) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary which is a corporation being the sole owner of such entity, or (ii) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.25 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by (i) the Company or, (ii) a Designated Subsidiary that is selected by the Committee in its sole discretion as an Eligible Designated Subsidiary with respect to the applicable Offering Period, in each case, on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder; provided, that the Committee may in its sole discretion change which Designated Subsidiaries (if any) are Eligible Designated Subsidiaries from Offering Period to Offering Period to the greatest extent permitted under Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which permits Employee’s rights to purchase stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to the Section 423, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the Option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an Option may not be carried over to any other Option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3, an Eligible Employee may participate in the Plan only by means of payroll deduction. An Eligible Employee may elect to participate in the Plan by delivering to the Company by such time designated by the Administrator preceding the Enrollment Date for such Offering Period a payroll deduction authorization in such manner as prescribed by the Administrator.

(b) Each payroll deduction authorization shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage shall be equal to at least 1%, but not more than 15%, of the Participant’s Compensation, subject to the provisions of Section 3.1 hereof. Amounts deducted from a Participant’s Compensation pursuant to this Section 3.2 shall be credited to the Participant’s Plan Account.

(c) A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, or unless such Participant becomes ineligible for participation in the Plan (including by reason of the Designated Subsidiary that employs such Participant not being selected by the Committee as an Eligible Designated Subsidiary, eligible to participate in the applicable Offering Period in accordance with Section 3.1(a)).

3.3 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

3.4 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, who are foreign nationals or who are employed outside of the U.S., as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements, appendices or sub-plans to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes, subject to Section 7.5 below. To the extent that any such supplements, appendices or sub-plans conflict with the terms of the Plan, the terms of the appendix or sub-plan shall control. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures under this Section 3.4 regarding the exclusion of Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, the handling of payroll deductions or other contributions by

Participants, the payment of interest, the conversion of local currency, data privacy security, payroll taxes, withholding procedures, the establishment of bank or trust accounts to hold payroll deductions or contributions, the determination of beneficiary designation requirements and the handling of stock certificates. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of any right to purchase shares of Common Stock granted under the Plan during any Offering Period to citizens or residents of a non-U.S. jurisdiction will be less favorable (but not more favorable) than the terms of rights to purchase shares of Common Stock granted under the Plan to Employees who reside in the U.S.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. Subject to the limitations of Section 3.1(b), each Participant participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Option Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during any Offering Period more than 6,250 shares of Common Stock (subject to any adjustment pursuant to Section 5.2). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. The Option shall expire on the last day of the Offering Period.

4.2 Option Price. The Option Price per share of the Common Stock sold to Participants hereunder for any given Offering Period shall be determined by the Committee, provided, that in all events, the Option Price shall be equal to or greater than 85% of the lesser of: (1) the Fair Market Value of a share of Common Stock on the Date of Exercise for such Offering Period and (2) the Fair Market Value of a share of Common Stock on the date of grant for such Offering Period.

4.3 Purchase of Shares.

(a) On each Exercise Date on which he or she is employed, each Participant will automatically and without any action on his or her part be deemed to have exercised his or her Option to purchase at the Option Price the largest number of whole and fractional shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account.

(b) As soon as practicable following each Exercise Date, the number of whole and fractional shares of Common Stock purchased by such Participant pursuant to subsection (a) above will be delivered, in the Company’s sole discretion, to either (i) the Participant, or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company will seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to him or her the amount withheld.

(c) A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole and fractional shares of Common Stock purchased hereunder. Upon receipt of a Participant’s written request for any such certificate, the Company shall (or shall cause its agent to), deliver any such certificate to the Participant as soon as practicable thereafter.

4.4 Transferability of Rights. An Option granted under the Plan shall not be transferable and is exercisable only by the Participant. No option or interest or right to the option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V.

PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2, there shall be 1,650,000 shares of Common Stock reserved for issuance and sale under the Plan. Such share reserve includes (i) the 1,000,000 shares of Common Stock previously reserved for issuance under the Plan (“Original Reserve”), plus (ii) an increase of 650,000 shares of Common Stock approved by the Board on March 25, 2020, subject to and effective upon stockholder approval at the Company’s 2020 Annual Meeting of Stockholders. Shares of Common Stock made available for sale under the Plan may be authorized but unissued or reacquired shares reserved for issuance under the Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, where the Company is not the surviving entity, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

5.3 Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date. If the Plan is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after such Exercise Date, without any interest thereon.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period by delivering written or electronic notice of such cessation to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator. Upon any such cessation, the Participant shall elect to withdraw from the Plan pursuant to subsection (b) below. Upon receipt of a notice of withdrawal from the Plan, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Participant’s Plan Account shall be paid to such Participant as soon as reasonably practicable, and such Participant’s Option for the Offering Period shall be automatically terminated. Notwithstanding the foregoing, in the case of a Participant’s death during an Offering Period, the Participant’s Plan Account containing any cash will be refunded in the Participant’s last normal payroll to be administered by the executor or administrator of the Participant’s estate. Any previously purchased Common Stock will be paid to the Participant’s estate by the stock brokerage or financial services firm upon request by the executor or administrator of the Participant’s estate.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(b) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.3 Condition of Employment. Neither the creation of the Plan nor an Employee’s participation therein shall be deemed to create a contract of employment, any right of continued employment or in any way affect the right of the Company or a Subsidiary to terminate an Employee at any time with or without cause.

7.4 Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder when, but not until, a certificate has been issued to him or her following exercise of his or her Option.

7.5 Amendment and Termination of the Plan

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares subject to the Plan or change the designation or class of Eligible Employees.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, select one or more Designated Subsidiaries as Eligible Designated Subsidiaries, eligible to participate in any applicable Offering Period(s) in accordance with Section 3.1(a), and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(d) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. The Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by action of the Board. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. The Company may require any Participant to give the Company prompt notice of any disposition of shares of Common Stock, acquired pursuant to the Plan, within two years after the applicable Enrollment Date or within one year after the applicable Exercise Date with respect to such shares. The Company may direct that the certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

7.15 Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary that is selected by the Administrator as an Eligible Designated Subsidiary, eligible to participate in the Plan with respect to one or more applicable Offering Periods in accordance with Section 3.1(a) hereof) will have equal rights and privileges under the Plan with respect to such Offering Period so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury Regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 or applicable Treasury Regulations thereunder will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury Regulations thereunder.

* * * * * *

I hereby certify that the foregoing Hyatt Hotels Corporation Second Amended and Restated Employee Stock Purchase Plan was duly approved by the Board of Directors of Hyatt Hotels Corporation on March 25, 2020 and by the stockholders of Hyatt Hotels Corporation on May 20, 2020.

Executed on this 20th day of May, 2020.

/s/ Margaret C. Egan
Secretary

EXHIBIT A

Hyatt Hotels Corporation

Hyatt Corporation

Hyatt International Corporation

Hyatt Foreign Employment Services

Hyatt Louisiana, LLC, as agent of

DTRS New Orleans, LLC, d/b/a Hyatt

Regency New Orleans

Select Hotels Group, LLC (no Executive

Matching Contributions)

Hyatt Shared Service Center, L.L.C.

Hyatt Hotels of Florida, Inc.

Harborside Hotel, LLC

Hyatt of Latin America and Caribbean, L.L.C.

Hyatt Global Services, Inc.

Wall Street Manager LLC

DH Scottsdale Management LLC

DH Seattle Management LLC

TR Chicago Management LLC

TR Baltimore Management LLC

TR Camino Management LLC

TR Sunnyvale Management LLC

TR Park South Management LLC

DRH Alii Manager LLC

DRH Lahaina Manager LLC

TR Holmdel Manager LLC

Destination Residences LLC

Destination Residences Hawaii LLC

DH Stowe Management

Wall Street Manager LLC

Exhale Enterprises LLC

Exhale Enterprises XIX, LLC (Battery Wharf)

Exhale Enterprises XXI, LLC (Ocean Resort)

Exhale Enterprises XXVI, LLC (South Beach)

Exhale Enterprises XXVII, LLC (Bal Harbour)

Kawailoa Development